UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 11, 2007
Date of Report (Date of earliest event reported)

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed on April 12, 2007, AAR CORP. (the “Company”) announced the appointment of Timothy J. Romenesko, age 50, to the position of President and Chief Operating Officer and Richard J. Poulton, age 42, to the position of Vice President, Chief Financial Officer and Treasurer effective June 1, 2007.  On June 7, 2007, the Company’s Compensation Committee of the Board of Directors established Mr. Romenesko’s and Mr. Poulton’s compensation.

Mr. Romenesko previously served as Vice President and Chief Financial Officer since 1994.  He also served as Controller of the Company from 1991 to 1995, and in various other positions since joining the Company in 1981.  Mr. Romenesko’s compensation will include the following:

•                  Annual base salary of $400,000.

•                  Bonus opportunity of up to 100% of base salary for performance from 80% to 100% of target and up to an additional 25% of base salary for performance in excess of target.

•                  15,000 performance-based restricted stock awards, subject to performance targets to be fixed by the Company’s Compensation Committee of the Board of Directors.

Mr. Poulton previously served as Vice President of Acquisitions and Strategic Investments.  Mr. Poulton joined the Company in September 2006.  Prior to joining the Company, he spent ten years in the aviation industry and held senior executive leadership positions with UAL Corporation, including Senior Vice President of Business Development and Senior Vice President and Chief Procurement Officer for United Airlines.  Mr. Poulton’s compensation will include the following:

•                  Annual base salary of $300,000.

•                  Bonus opportunity of up to 60% of base salary for performance from 70% to 100% of target and up to an additional 40% of base salary for performance in excess of target.

•                  10,000 performance-based restricted stock awards, subject to performance targets to be fixed by the Company’s Compensation Committee of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 11, 2007

AAR CORP.

By:	/s/ Howard A. Pulsifer
Howard A. Pulsifer
Vice President, General Counsel and Secretary